UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 26, 2009 (February 20, 2009)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 20, 2009, Transcept Pharmaceuticals, Inc. (the “Company”) entered into a lease agreement (the “Canal Lease”) with Point Richmond R&D Associates II, LLC (“Landlord”) for a facility consisting of 12,257 square feet of general office space located at 501 Canal Boulevard in Point Richmond, California (the “Premises”).

The term of the Canal Lease commences on or about March 15, 2009 and ends on May 31, 2013; provided, however, that the Company may, in its discretion, either

•	extend the term of the lease for an additional five years, during which time the initial monthly base rent shall neither

•	exceed 95% of the fair market rent for the Premises, as determined in accordance with the terms of the Canal Lease, nor

•	be less than the monthly base rent in effect on the last day of the initial term of the Canal Lease; or

•	accelerate the termination date of the Canal Lease to May 31, 2011, provided that

•	the Company is not in default under the Canal Lease on the date it notifies Landlord of its exercise of the acceleration option,

•	the Company notifies Landlord of its exercise of the acceleration option no later than August 31, 2010 and

•	the Company pays Landlord an amount equal to the unamortized portion of any broker commissions incurred or provided by Landlord in connection with the Canal Lease.

The total base rent payable by the Company from commencement of the Canal Lease through the end of the first term of the Canal Lease is approximately $779,538. In the event the Company exercises its option to extend the Canal Lease for an additional five year period, the total base rent payable by the Company for such additional period would be a minimum of approximately $1,076,038. The security deposit due under the Canal Lease is $17,934.

In addition to base rent expense, the Company will be responsible for certain costs and charges specified in the Canal Lease, including insurance costs, specified taxes, maintenance costs and utility expenses.

Also on February 20, 2009, the Company entered into a second amendment (the “Second Amendment”) to that certain lease by and between the Company and Point Richmond R&D Associates, LLC (“PRA”) dated February 22, 2006, as amended on June 27, 2007 (the “W. Cutting Lease”). Under the terms of the Second Amendment, the Company may notify PRA, subject to certain conditions, that it requires rentable space at least 5,000 square feet greater than the combined rentable square footage under the W. Cutting Lease and the Canal Lease. In the event that PRA is unable to locate acceptable space within six months of the Company’s notice, the Company may terminate both the W. Cutting Lease and the Canal Lease. In the event PRA is able to locate acceptable space, the Company may terminate both the W. Cutting Lease and the Canal Lease and occupy the new premises. The W. Cutting Lease was filed as Exhibits 10.5 and 10.6 to the Form 8-K filed by the Company with the Securities and Exchange Commission on February 5, 2009, and such documents are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: February 26, 2009	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance